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February 5, 2020

Hartman Income REIT, Inc.
2909 Hillcroft, Suite 420
Houston, TX 77057

Ladies and Gentlemen:
        We are acting as tax counsel to Hartman Income REIT, Inc., a Maryland corporation (“HI-REIT”) and also as tax counsel to Hartman Short Term Income Properties XX, Inc., a Maryland corporation (“HARTMAN XX”) in connection with the HI-REIT Merger (as defined herein) as contemplated by the Agreement and Plan of Merger dated as of July 21, 2017 (the “HI-REIT Merger Agreement”), by and between HARTMAN XX, HI-REIT, HARTMAN XX Limited Partnership, a Texas limited partnership (“HARTMAN XX OP”), and Hartman Income REIT Operating Partnership, L.P., a Delaware limited partnership (“HI-REIT OP”), which provides for the merger of HI-REIT with and into HARTMAN XX with HARTMAN XX surviving the merger (the “HI-REIT Merger”), and the merger of HI-REIT OP with and into HARTMAN XX OP with HARTMAN XX OP surviving the merger. This opinion letter is being delivered to be filed as an exhibit to the Registration Statement on Form S-4 (File No. 333-221930) containing the joint prospectus/proxy statement of HARTMAN XX filed with the Securities and Exchange Commission on December 7, 2017, as amended and supplemented through the date hereof (the "Registration Statement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the HI-REIT Merger Agreement.

In preparing this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the HI-REIT Merger Agreement; (2) the Registration Statement; (3) officers' certificates delivered by each of HI-REIT and HARTMAN XX, both dated as of the date hereof (the “Tax Certificates”); and (4) such other instruments and documents related to the organization and operation of HI-REIT and HARTMAN XX or to the consummation of the HI-REIT Merger and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (4), collectively, the “Reviewed Documents”).

In rendering this opinion, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

        1. (A) All information contained in each of the Reviewed Documents is, and will be at the Effective Time, accurate and completely describes all material facts relevant to our opinion, (B) all copies of Reviewed Documents are accurate, (C) all signatures on Reviewed
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Documents are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

         2. There will have been, by the Effective Time, or at such other time as contemplated in the HI-REIT Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

        3. To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by HI-REIT and HARTMAN XX, their respective managers, employees, officers, directors, and stockholders in connection with the HI-REIT Merger, including, but not limited to, those in the Reviewed Documents (including the Tax Certificates), have been and will continue to be true, correct, and complete in all material respects; any representation or statement made in the Tax Certificates “to the knowledge” or “to the actual knowledge” of any person(s) or party(ies) — or similarly qualified — is true, correct, and complete, as if made without such qualification.

        4. The HI-REIT Merger Agreement is valid and binding in accordance with its terms. The HI-REIT Merger will be consummated in accordance with the HI-REIT Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver, or breach thereof) and as described in the Registration Statement. The HI-REIT Merger will qualify as a merger under the applicable laws of Maryland.

        5. Commencing with its taxable year ended December 31, 2008 and ending with its taxable year that ends at the Effective Time, HI-REIT has been organized, and has operated, in conformity with the requirements for qualification and taxation as a REIT under the Code.

        6. Commencing with its taxable year ended December 31, 2011, HARTMAN XX has been organized, and has operated, in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year that includes the Effective Time and subsequent taxable years.

        7. Each of HI-REIT and HARTMAN XX will comply with all reporting obligations with respect to the HI-REIT Merger required under the Code and the Treasury Regulations thereunder.

If any of our assumptions described above are untrue for any reason or if the HI-REIT Merger or any other transaction contemplated by the HI-REIT Merger Agreement is consummated in a manner that is different from the manner in which it is described in any of the Reviewed Documents, or if there are documents or understandings between the parties that would alter or are inconsistent with the statements made therein, our opinion expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material

U.S. Federal Income Tax Consequences of the Merger,” we are of the opinion that (i) the HI-REIT Merger, when effective, will qualify as a reorganization described in Section 368(a) of the Code, and (ii) although the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” does not purport to discuss all possible U.S. federal income tax consequences of the HI-REIT Merger, the descriptions of the law and legal conclusions contained in such discussion is correct in all material respects insofar as it relates to the HI-REIT Merger.

        The opinion set forth in this letter is based on current provisions of the Code, the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction. In this regard, an opinion of counsel with respect to an issue represents counsel's best professional judgment with respect to the outcome on the merits with respect to such issue if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Neither HI-REIT nor HARTMAN XX has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

        This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the HI-REIT Merger or any other transaction (including any transaction undertaken in connection with the HI-REIT Merger or contemplated by the HI-REIT Merger Agreement).

        This opinion letter has been prepared for you solely in connection with the filing of the Registration Statement relating to the HI-REIT Merger and may not be relied upon by any other person without our prior written consent. This opinion letter is being delivered prior to the consummation of the HI-REIT Merger and therefore is prospective and dependent on future events. This opinion letter is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinions to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. Under the HI-REIT Merger Agreement, it is a condition to the closing of the HI-REIT Merger that another opinion of counsel be delivered at the time of the Closing regarding the matters described in clause (i) of our opinion above.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Alston & Bird LLP under the captions “The Mergers,” “The Merger Agreements,” “Material U.S. Federal Income Tax Consequences of the Merger,” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ ALSTON & BIRD LLP

ALSTON & BIRD LLP
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